UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 26, 2016
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2016, Royal Bancshares of Pennsylvania, Inc. (“Royal”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of Royal voted on the following proposals described in the Proxy Statement dated March 17, 2016 (the “Proxy Statement”).

The proposals voted on and approved by Royal’s shareholders at the Annual Meeting were as follows:

Proposal No. 1.  Royal’s shareholders elected three individuals to serve as Class II directors on the Board of Directors for a term of three years each and until their successors are elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
William R. Hartman	31,331,422	1,841,532	5,877,904
Murray Stempel III	28,902,602	4,270,352	5,877,904
Robert R. Tabas	28,901,670	4,271,284	5,877,904

Proposal No. 2.  Royal’s shareholders ratified the appointment of BDO USA, LLP, as Royal’s independent registered public accounting firm for the year ending December 31, 2016, as set forth below:

Votes For	Votes Against	Abstentions
38,936,600	103,152	11,106

Proposal No. 3.  Royal’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in Royal’s proxy statement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,904,798	3,080,281	187,875	5,877,904

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the presentation made at the Annual Meeting of Shareholders of Royal on April 26, 2016. The presentation materials, attached as Exhibit 99.1 hereto, are incorporated herein by reference, and are being furnished hereby and shall not be deemed to be “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Royal Bancshares of Pennsylvania presentation made at Annual Meeting of Shareholders on April 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: May 2, 2016

	By:	/s/ Michael S. Thompson
Michael S. Thompson
Executive Vice President and
Chief Financial Officer